Exhibit 3.4

AMENDED AND RESTATED BY-LAWS
of
FIRST M&F CORPORATION

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ARTICLE I

OFFICES
The registered office of First M&F Corporation (the “Corporation”) in the State of Mississippi shall be located in the City of Kosciusko, County of Attala. The Corporation may have other offices, either within or without the State of Mississippi, as the Board of Directors may designate or as the business of the Corporation may require from time to time.
ARTICLE II

SHAREHOLDERS

SECTION 1.Annual Meeting. The annual meeting of the shareholders shall be held on the second Wednesday in the month of April or on such other day in the month of April as the Board of Directors determines in its discretion, such meeting to be held at the hour set by the Board of Directors in the Notice required in Section 4 of this Article II, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Mississippi, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

SECTION 2.Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman, Vice Chairman, or by the Board of Directors, and shall be called by the Chairman when the holders of at least 10% of all votes entitled to be cast on any issue proposed to be considered at the special meeting sign and date a request for a special meeting describing the purpose(s) for which it is to be held, and deliver the request to the Secretary.

SECTION 3.Place of Meeting. The Board of Directors may designate any place, either within or without the State of Mississippi unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, the place of meeting shall be the principal executive office of the Corporation in the State of Mississippi.

SECTION 4.Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, Vice Chairman, Board of Directors, or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholders at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

SECTION 5.Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days, and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date next preceding the day on which notice is given or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 6.Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection of any shareholder during such period. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

SECTION 7.Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 8.Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting.

SECTION 9.Voting of Shares. Subject to the provisions of Section 11 of Article II, each outstanding share of common stock entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. Shares of preferred stock issued by the Corporation shall have the voting rights as provided in the Articles of Incorporation. Except as otherwise provided by law, the Articles of Incorporation, or these By-laws, when a quorum exists, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action.

SECTION 10.Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee must be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.
Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.
A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time; provided, however, that nothing in this section shall be construed as limiting the right of the Corporation to vote its own shares which are held by it in a fiduciary capacity.
SECTION 11.Cumulative Voting. Unless otherwise provided by law, at each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates. For the avoidance of doubt, if at the time of any shareholders meeting at which directors are to be elected the Board of Directors is divided into two or more classes of directors, then the number of votes a shareholder shall be entitled to vote cumulatively at such meeting shall be determined on a class-by-class basis (as opposed to determining the number of votes based on the total number of directors to be elected at such meeting if directors in more than one class are to be elected at the same meeting), such that a shareholder shall have the right to cumulate his votes by giving one or more candidates nominated for election with respect to a specified class of directors as many votes as the number of such directors to be elected in that class multiplied by the number of his shares shall equal.

SECTION 12.Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

SECTION 13.Requirements for Shareholder Proposals. (a) For the proposal of business to be properly brought before an annual or special meeting of shareholders, the business must be (1) specified in the notice of meeting (or a supplement thereto) given by or at the direction of the Board, (2) properly brought before the meeting by or at the direction of the Board, or (3) properly brought before the meeting by a shareholder of record at the time of giving of notice provided for in these By-laws who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 13 of Article II.

(b) For business to be properly brought before an annual or special meeting of shareholders by a shareholder pursuant to Section 13(a)(3) of Article II, in addition to any other applicable requirements, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, and such business must otherwise be a proper matter for shareholder action.
If the meeting is an annual meeting, a shareholder's notice to be timely shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the seventy-fifth (75th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the seventy-fifth (75th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the fifteenth (15th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. If the meeting is a special meeting, a shareholder's notice to be timely shall be delivered to the Secretary at the principal executive office of the Corporation not less than forty (40) nor more than sixty (60) days prior to the meeting. In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period for the giving of a shareholder's notice as described above.
(c) A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting, (iii) the names and record address of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (iv) the class and number of shares of the Corporation which are owned beneficially and of record by the shareholder and beneficial owner, if any, and (v) any material interest of the shareholder and the beneficial owner, if any.
(d) Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13 of Article II. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 of Article II and, if any proposed business is not in compliance with this Section 13 of Article II, to declare that such defective proposal shall be disregarded.

This Section 13 of Article II of these By-Laws shall constitute the exclusive means for a shareholder to propose business to be brought before an annual or special meeting (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended and included in the Corporation's notice of meeting). Nothing in this section shall be deemed (a) to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a‑8 under the Exchange Act or (b) to grant to any shareholder any right to propose business to be considered by the shareholders, that such shareholder would not have had in the absence of this Section 13 of Article II, it being the intent of this section only to provide for the procedure for making such proposals of business to be considered.
Notwithstanding anything in the By‑laws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 13 of Article II, provided, however, that nothing in this Section 13 of Article II shall be deemed to preclude discussion by any shareholder of any business properly brought before a meeting.
ARTICLE III

BOARD OF DIRECTORS

SECTION 1.General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2.Number of Directors, Eligibility, Staggered Terms. Pursuant to the Articles of Incorporation, the Board of Directors shall consist of not less than nine (9) nor more than twenty-five (25) directors as shall be determined from time to time by resolution of the Board of Directors.

Unless otherwise required by the Articles of Incorporation or applicable law, each director shall be the beneficial owner of at least Twenty-Thousand (20,000) shares of common stock of the Corporation at the time of his or her election to the Board of Directors (the “Minimum Stock Ownership Requirement”); provided, however, that following adoption of these By-laws: a) each director elected and serving as of the date of adoption of these By-laws not then meeting the Minimum Stock Ownership Requirement shall be obligated to comply with such requirement within his or her current term; and b) any other person nominated for director not then meeting the Minimum Stock Ownership Requirement shall be obligated upon election to the Board of Directors to comply with such requirement within his or her first term. Any current or future director's failure to comply with the Minimum Stock Ownership Requirement within the applicable timeframe shall render such person ineligible to stand for further election to the Board of Directors. No person shall be eligible to stand for election to the Board of Directors beyond the date at which he or she shall have attained the age of seventy (70) years.
Except for directors designated by holders of preferred stock, the total number of directors shall be divided into three classes, designated as Class A, Class B, and Class C, with each class consisting, as nearly as possible, of one-third of the total number of directors. Except for directors designated by holders of preferred stock, each class of directors shall be elected for a three year term, with one class being elected at each annual meeting of shareholders.

Each director shall hold office until the annual meeting for the year in which his term expires and until his successor shall have been elected and qualified.
Increases and decreases in the number of directors shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Vacancies in each class resulting from an increase shall be filled as provided in Section 8 of Article III, and any additional director selected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director.

SECTION 3.Nominations for Director. Except for directors designated by holders of preferred stock, only persons who are nominated in accordance with the following procedures shall be eligible for election as Director.

Nominations of persons for election to the Board of the Corporation at the annual meeting may be made (a) by or at the direction of the Board of Directors, (b) by any nominating committee or person appointed by the Board, or (c) by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 3 of Article III.
For nominations by any shareholder of the Corporation to be properly brought before an annual meeting of shareholders, the shareholder must have given timely notice in writing to the Secretary of the Corporation.
To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the seventy-fifth (75th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the seventy-fifth (75th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the fifteenth (15th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period for the giving of a shareholder's notice as described above.

Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re‑election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and any information relating to the person that is required to be disclosed in a notice filed with the appropriate federal regulatory authority under the Change in Bank Control Act by a person acquiring control of a bank (even if the person is not required by the Change in Bank Control Act to file such a notice in the instant case); and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and record address of shareholder and of such beneficial owner, (ii) the class and number of shares of the capital stock of the Corporation which are beneficially owned by the shareholder and such beneficial owner, and (iii) any information relating to the person that is required to be disclosed in a notice filed with the appropriate federal regulatory authority under the Change in Bank Control Act by a person acquiring control of a bank (even if the person is not required by the Change in Bank Control Act to file such a notice in the instant case).
The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation.
The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure or that the proposed nominee does not meet the qualifications required of directors of these By-laws or by applicable law, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
SECTION 4.Meetings of the Board of Directors.

(a)     Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.
(b)    Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman or one-third of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.
(c)    Executive Sessions. Each Board of Directors meeting agenda will include time for an executive session with only independent directors present. At the first meeting of the Board following the annual shareholders meeting, the “independent directors” (as defined in the Nasdaq Marketplace Rules or other listing standards then-applicable to the Corporation) serving on the Board shall elect a lead independent director (the “Lead Director”) for a term of one year, with the powers and duties described below; provided, however, that if the Chairman is an independent director, then no Lead Director shall be elected and the Chairman, so long as he or she remains an independent director, shall assume the powers and responsibilities of the Lead Director. The Lead Director shall serve in that capacity for one year or until his or her successor shall have been duly selected in accordance with the foregoing.

The Lead Director shall have the power and responsibility to: (i) in consultation with the Chairman, approve the annual schedule of meetings of the Board of Directors, set the agenda of such meetings and approve the materials to be provided to each director prior to such meetings; (ii) set the schedule for and the agenda of all executive sessions of the independent directors, of which the Lead Director shall serve as chairman, approve and distribute the materials, if any, to be provided to each independent director prior to such executive sessions, and generally coordinate the activities of the independent directors, including consulting with such independent directors regarding matters to be addressed at meetings of the Board of Directors or at executive sessions; (iii) act as a liaison between the Chairman and the members of the Board of Directors who are independent directors as well as between management of the Corporation and the other members of the Board of Directors; (iv) in coordination with the Compensation Committee, undertake a performance evaluation of the Chief Executive Officer of the Corporation; (v) in coordination with the Chairman and the Nominating and Governance Committee, assess annually the overall committee structure of the Board of Directors and the organization (including the committee charters), composition and performance of each committee, with the Lead Director being an ex-officio member of each standing committee of the Board of Directors; and (vi) oversee the Board of Director's shareholder communication policies and procedures, including, under appropriate circumstances, meeting with shareholders wishing to communicate with the Board of Directors other than through the Chairman. In addition to such specific duties, the Lead Director shall have such powers and responsibilities as determined from time to time by the Board of Directors. Finally, the Lead Director shall generally familiarize himself or herself with the Corporation, its business and the competitive factors within its industry, as well as with the elements of effective corporate governance.
SECTION 5.Notice. Notice of any special meeting shall be given at least 24 hours previously thereto by written notice delivered personally, by mail or by electronic transmission to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid; if sent by electronic transmission, such notice shall be deemed to be delivered when transmitted electronically to the director to the electronic mail address as it appears in the records of the Corporation. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6.Quorum. A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7.Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8.Vacancies. Any vacancy on the Board of Directors and any director position to be filled by reason of an increase in the number of director positions or any other reason shall be filled by election at the annual meeting of shareholders following the creation of such vacancy.

SECTION 9.Compensation. Directors shall be paid such compensation and benefits for their services on the Board of Directors and committees thereof as shall be determined from time to time by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 10.Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (1) such director objects at the beginning of the meeting (or promptly upon such director's arrival) to holding it or transacting business at the meeting; (2) such director's dissent or abstention from the action taken is entered in the minutes of the meeting; or, (3) such director delivers written notice of such director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 11.Removal of Directors. At a meeting of shareholders called for that purpose, the entire Board of Directors or any individual director may be removed from office with or without cause by the vote of at least eighty percent (80%) of the shares entitled to vote at an election of directors. A director shall not be removed from office if a number of votes sufficient to elect the director under cumulative voting are voted against the director's removal.

SECTION 12.     Committees. At the first meeting of the Board following the annual shareholders meeting, or as soon thereafter as practicable, upon receipt of recommendations from the Nominating and Governance Committee the Board of Directors shall appoint members of the following committees:

(a)    Audit Committee: The Audit Committee shall assist in providing oversight of the financial reporting process, the system of internal control, the audit process, and the Corporation's process for compliance with laws and regulations and the code of conduct. The Audit Committee shall meet at least four (4) times each year and shall consider generally the financial condition of the Corporation, and shall, at least annually, make or supervise an examination and audit of the Corporation. The results of all such examinations and audits shall be reported to the Board of Directors and entered in the minutes of the Board. The Audit Committee shall carry out its purposes in accordance with a Charter approved by the Board. The Audit Committee of the Corporation may consist of and serve concurrently as the Audit Committee of the Corporation's subsidiary banking corporation, Merchants & Farmers Bank, Kosciusko, Mississippi (the “Bank”).

(b)    Nominating and Governance Committee: The Nominating and Governance Committee shall assist in providing oversight on the range of issues surrounding the composition and operation of the Board of Directors of the Corporation, including (a) identifying individuals qualified to become Board members, (b) recommending to the Board director nominees for the next annual meeting of shareholders, and (c) evaluating and recommending to the Board certain corporate governance principles applicable to the Corporation relating to Board composition and operation. This committee shall also provide assistance to the Board in the areas of committee selection, and evaluation of the overall effectiveness of the Board. The Nominating and Governance Committee shall carry out its purposes in accordance with a Charter approved by the Board.

(c)    Compensation Committee: The Compensation Committee shall evaluate the compensation of executive officers of the Corporation and the Bank and assure that they are compensated effectively in a manner consistent with the stated compensation strategy of the Corporation, competitive practice, internal equity considerations, performance of the Corporation and Bank relative to compensation, and the requirements of appropriate regulatory bodies. The Compensation Committee shall carry out its purposes in accordance with a Charter approved by the Board.

Recommendations for each of the Audit, Compensation, and Nominating and Governance Committee members shall be made by the Nominating and Governance Committee in accordance with its Charter. Each of the Audit, Compensation, and Nominating and Governance Committees shall be made up entirely of independent directors in accordance with NASDAQ listing standards then in effect. The Board may authorize, approve, and, to the extent necessary, amend Charters for each of the Audit, Compensation, and Nominating and Governance Committees. In addition, from time to time the Board may appoint from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine.

ARTICLE IV

OFFICERS
SECTION 1.Number. The officers of the Corporation shall be elected by the Board of Directors and may be as follows: (1) Chairman of the Board, (2) Vice Chairman of the Board, (3) Chief Executive Officer, (4) President, (5) Secretary and (6) Treasurer. The Board of Directors may also elect such other officers or assistant officers as they deem necessary for the proper operation of the Corporation. Any two or more offices may be held by the same person except the office of Chairman of the Board and Vice Chairman of the Board. The officers of the Corporation may consist of and serve concurrently as the officers of the Bank.

SECTION 2.Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3.Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4.Vacancies. A vacancy in any office because of death, resignation, removal, disqualifications or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
SECTION 5.Chairman of the Board. The Chairman of the Board (the “Chairman”) shall, when present, preside at all meetings of the shareholders and of the Board of Directors.

SECTION 6.Vice-Chairman. In the absence of the Chairman, or in the event of his death, inability or refusal to act, the Vice Chairman of the Board shall perform the duties of the Chairman, and in so acting shall have all the powers of and be subject to all restrictions upon the Chairman. The Vice Chairman of the Board shall perform such other duties as from time to time may be assigned to him by the Chairman or the Board of Directors.

SECTION 7.Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 8.President. The President shall exercise all of the authority and responsibility as may be delegated to him from time to time by the Chief Executive Officer.

SECTION 9.Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

SECTION 10.Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-laws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive officer or by the Board of Directors.

SECTION 11.Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1.Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2.Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3.Checks, drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4.Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1.Certificates for Shares. Shares of the corporation may but need not be represented by certificates. When shares are issued or transferred without certificates, within a reasonable time following such issuance or transfer, the corporation shall send the shareholder a written statement of the information which would otherwise be required on certificates representing shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman, Vice Chairman, President, or Vice President and by the Treasurer, Secretary, Assistant Secretary or Assistant Vice President or they may be executed by facsimile and shall be attested by the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued and the number of shares and date of issue shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificates shall be issued until the former certificate for alike number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

SECTION 2.Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of succession, assignation or authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and, in the case of certificated shares, on surrender for cancellation of the certificate for such shares to the Corporation or the transfer agent of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

The Board of Directors may appoint a transfer agent (or co-transfer agents) and registrar (or co-registrars) and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of the Corporation.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December in each year.
ARTICLE VIII

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of stock.
ARTICLE IX

CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, “Corporate Seal.”
ARTICLE X

WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these By-laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE XI

AMENDMENTS

These By-laws may be altered, amended or repealed and new By-laws may be adopted by the Board of Directors or shareholders at any regular or special meeting of the Board of Directors or shareholders.

ARTICLE XII

FORUM SELECTION

Unless the Corporation otherwise consents in writing to the selection of an alternative forum, the state courts in Attala County, Mississippi, or the federal courts for the Northern District of Mississippi shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or any other wrongdoing by, any director, officer or other employee of the Corporation to the Corporation or the Corporation's shareholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the Mississippi Business Corporation Act or the Corporation's Articles of Incorporation, as amended, or Amended and Restated By-laws, as amended, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine; provided, that the foregoing shall not apply where (y) the applicable Mississippi court has determined that an indispensable party is not subject to the jurisdiction of the Mississippi courts but can be joined in another forum located in the continental United States or (z) a federal court of the United States of America has assumed exclusive jurisdiction over the matter. Without limiting the general binding nature of these By-laws on shareholders of the Corporation as provided under Mississippi law, any person or entity purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.